VOTING AGREEMENT
VOTING AGREEMENT, dated as of October 29, 2019 (this “Agreement”), by and among (a) Infrastructure and Energy Alternatives, Inc., a Delaware corporation with offices located at 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278 (the “Company”), (b) Infrastructure and Energy Alternatives, LLC, a Delaware limited liability company (“IEA LLC”) and OT POF IEA Preferred B Aggregator, L.P. (“OT LP”, and together with IEA LLC, the “Oaktree Stockholders”), and (c) M III Sponsor I LLC, a Delaware limited liability corporation (“M III Sponsor”), Mohsin Y. Meghji (“Meghji”), Mohsin Meghji 2016 Gift Trust (the “Meghji Trust”) and Charles Garner (“Garner”, together with M III Sponsor, Meghji and the Meghji Trust, the “M III Stockholders” and, collectively with the Oaktree Stockholders, the “Stockholders”).
WHEREAS, concurrently herewith, the Company is entering into an Equity Commitment Agreement (the “Equity Commitment Agreement”, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof; capitalized terms not defined herein shall have the meanings ascribed to them in the Equity Commitment Agreement), with Ares Special Situations Fund IV, L.P., a Delaware limited partnership (“Ares SSF”), ASOF Holdings I, L.P., a Delaware limited partnership (“ASOF” and, together with Ares SSF, “Ares”), Oaktree Power Opportunities Fund III Delaware, L.P., a Delaware limited partnership (“OPPF” and, collectively with the Oaktree Stockholders, “Oaktree”), and the Oaktree Stockholders, pursuant to which, on the terms and subject to the conditions set forth therein, the Company will issue to Ares and Ares will purchase from the Company at the initial closing 80,000 shares of Series B-3 Preferred Stock and 3,568,750 Warrants and Ares and Oaktree will commit to purchase up to 30,000 additional shares of Series B-3 Preferred Stock with associated Warrants;
WHEREAS, in connection with the Equity Commitment Agreement, the Company is entering into the Series A Preferred Exchange Agreement (the “Series A Preferred Exchange Agreement”) pursuant to which IEA LLC has agreed to exchange 17,482.5 shares of the Company’s Series A Preferred Stock representing 50% of the Company’s Series A Preferred Stock held by IEA LLC as of the date hereof in exchange for the number of shares of Series B-3 Preferred Stock and number of warrants to purchase Common Stock, in each case, calculated in accordance with the terms of the Series A Preferred Exchange Agreement;
WHEREAS, as of the date hereof, (a) M III Sponsor owns 484,464 shares of Common Stock (the “M III Sponsor Shares”), which represent (i) approximately 2.2% of the total issued and outstanding Common Stock and (ii) approximately 2.2% of the total voting power of the Company, (b) Meghji owns 387,744 shares of Common Stock (the “Meghji Shares”), which represent (i) approximately 1.7% of the total issued and outstanding Common Stock and (ii) approximately 1.7% of the total voting power of the Company, (c) the Meghji Trust owns 305,376 shares of Common Stock (the “Meghji Trust Shares”), which represent (i) approximately 1.4% of the total issued and outstanding Common Stock and (ii) approximately 1.4% of the total voting power of the Company, and (d) Garner owns 123,883 shares of Common Stock (the “Garner Shares” and, together with the M III Sponsor Shares, the Meghji Shares and the Meghji Trust Shares, the “M III Shares”), which represent (i) approximately 0.6% of the total issued and outstanding Common Stock and (ii) approximately 0.6% of the total voting power of the Company,
WHEREAS, as of the date hereof, the Oaktree Stockholders own 10,313,500 shares of Common Stock (the “Oaktree Shares”, and together with the MIII Shares, the “Stockholder Shares”), which represent (i) approximately 46.3% of the total issued and outstanding Common Stock and (ii) approximately 46.3% of the total voting power of the Company;
WHEREAS, as of the date hereof, the Oaktree Stockholders additionally own 10,974,268 shares of Common Stock issuable upon conversion of the Series A Preferred Stock of the Company and certain warrants; and
WHEREAS, in connection with the issuance of the Series B-3 Preferred Stock and related Warrants, the Stockholders have agreed to enter into this Agreement with respect to all of the Stockholder Shares and any other securities of the Company now owned (the “Other Securities”, and together with the Stockholder Shares, the “Stockholder Securities”), if any, which such Stockholder is currently entitled to vote, or after the date hereof becomes entitled to vote, at any meeting of the stockholders of the Company.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE STOCKHOLDERS
SECTION 1.01. Voting Agreement. Subject to the last sentence of this Section 1.01, each Stockholder hereby severally agrees that at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s stockholders, each Stockholder shall vote the Stockholder Securities, which such Stockholder is currently entitled to vote, or after the date hereof become entitled to vote, at any meeting of the stockholders of the Company in favor of (a) the Stockholder Rule 5635 Approval in accordance with Section 5.6(f) of the Equity Commitment Agreement (the “Stockholder Rule 5635 Approval”). The Stockholders each acknowledge receipt and review of a copy of the Equity Commitment Agreement. The obligations of each Stockholder under this Section 1.01 shall terminate immediately following the earlier of (i) the Encumbering of the Stockholder Securities of such Stockholder in compliance with Section 4.01, provided that, subject to the proviso to Section 4.01, transferees pursuant to Section 4.01 are not released or discharged of their obligations under this Section 1.01, (ii) the occurrence of the Stockholder Rule 5635 Approval and (iii) the date on which no further Warrants may be issued pursuant to Section 5.6(e) of the Equity Commitment Agreement.
SECTION 1.02. Other Votes. Notwithstanding anything in this Article I to the contrary, each Stockholder shall remain free to vote the Stockholder Securities with respect to any matter not covered by Section 1.01, in any manner the Stockholder deems appropriate, subject to the Second Amended and Restated Investor Rights Agreement, dated as of August 30, 2019, by and among the Company, MIII, IEA LLC, Selling Stockholders party thereto and OPPF, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof (the “A&R Investor Rights Agreement”) and the Company’s certificate of incorporation and bylaws.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
Each Stockholder hereby represents and warrants to the Company and each of the Commitment Parties (as defined in the Equity Commitment Agreement) as follows:
SECTION 2.01. Authority Relative to this Agreement. Such Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors’ and other obligees’ rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought.
SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Stockholder or by which the Stockholder Securities owned by such Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Stockholder Securities owned by such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Stockholder Securities owned by such Stockholder is bound.
(b)    Except for a filing of an amendment to Schedule 13D to the extent required by the Securities Exchange Act of 1934, as amended, the execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by such Stockholder.
SECTION 2.03. Title to the Stock. As of the date hereof, such Stockholder is the owner of record of the M III Sponsor Shares, the Meghji Shares, the Meghji Trust Shares, the Garner Shares or the Oaktree Shares, as applicable, and such Stockholder is entitled to vote, without restriction, on all matters brought before holders of Common Stock. The M III Sponsor

Shares, the Meghji Shares, the Meghji Trust Shares, the Garner Shares or the Oaktree Shares, as applicable, are all the securities of the Company owned, either of record or beneficially, by such Stockholder. The M III Sponsor Shares, the Meghji Shares, the Meghji Trust Shares, the Garner Shares or the Oaktree Shares, as applicable, are owned free and clear of all Encumbrances (as defined below) by such Stockholder, except, in the case of the M III Sponsor Shares, as set forth in that certain Founder Shares Amendment Agreement, dated as of March 26, 2018, by and among M III Sponser, IEA LLC and the other parties thereto. Such Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Common Stock or Other Securities owned by such Stockholder in respect of the Stockholder Rule 5635 Approval.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to the Stockholders as follows:
SECTION 3.01. Authority Relative to this Agreement. The Company has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors’ and other obligees’ rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought.
SECTION 3.02. No Conflict. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by the Company.
ARTICLE IV
COVENANTS
SECTION 4.01. No Disposition or Encumbrance of Stock. Each Stockholder hereby covenants and agrees that such Stockholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Stockholder’s voting rights, charge or other encumbrance of any nature whatsoever (“Encumbrance”) with respect to the Stockholder Securities owned by such Stockholder, directly or indirectly, other than to persons or other entities that, as a condition precedent to the effectiveness of such Encumbrance, agree to be bound by the terms hereof as the holder of such Stockholder Securities.
SECTION 4.02. Company Cooperation. The Company hereby covenants and agrees that it will not, and each Stockholder irrevocably and unconditionally acknowledges and agrees (with respect to the Stockholder Securities owned by such Stockholder) that the Company will not (and waives any rights against the Company in relation thereto) recognize any Encumbrance or agreement (other than this Agreement, or Encumbrances effected in accordance with this Agreement) on any of the Stockholder Securities subject to this Agreement.
SECTION 4.03. Stockholder’s Capacity. The Company acknowledges that (a) each Stockholder is not making any representation, warranty, agreement or understanding herein in its capacity as a director or officer of the Company, (b) each Stockholder is executing this agreement solely in its capacity as the direct or indirect owner of Stockholder Securities and (c) nothing herein shall limit or affect any actions taken by either Stockholder or its designees or representatives in their capacity as a director or officer of the Company.

ARTICLE V
MISCELLANEOUS
SECTION 5.01. Further Assurances. Each Stockholder shall execute and deliver such further documents and instruments, and shall take all further action as may be reasonably requested by the Company, as necessary in order to consummate the transactions contemplated hereby.
SECTION 5.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.
SECTION 5.03. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Stockholders with respect to the subject matter hereof.
SECTION 5.04. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.
SECTION 5.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.
SECTION 5.06. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature ages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and the Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
SECTION 5.07. Termination. This Agreement shall automatically terminate immediately following the occurrence of the Stockholder Rule 5635 Approval.
SECTION 5.08. Non-Recourse. This Agreement may be enforced only against, and any action, legal proceeding or claim based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. With respect to each party, no past, present or future director, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender or representative or Affiliate of such named party shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party or for any action, legal proceeding or claim based on, arising out of or related to this Agreement or the transactions contemplated hereby and thereby. The provisions of this Section 6.08 are intended to be for the benefit of, and enforceable by the directors, officers, employees, incorporators, members, partners, stockholders, agents, attorneys, advisors, lenders and other representatives and Affiliates referenced in this Section 6.08, and each such Person shall be a third-party beneficiary of this Section 6.08.
SECTION 5.09. Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties hereto and delivered to each other party hereto (including via facsimile or other electronic transmission), it being understood that each party hereto need not sign the same counterpart.
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IN WITNESS WHEREOF, the Stockholders and the Company have duly executed this Voting Agreement as of the date first written above.

THE COMPANY:

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

By: /s/ John Paul Roehm
Name: John Paul Roehm
Title: President Chief Executive Officer

Address: 6325 Digital Way, Suite 460
Indianapolis, Indiana 46278

STOCKHOLDERS:

M III Sponsor I, LLC

By: /s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Managing Member

Address: c/o M-III Partners, LP
130 West 42 Street
17th Floor
New York, 10036

MOHSIN MEGHJI 2016 Gift Trust
By: /s/ Charles Garner
Name: Charles Garner
Title: Co-Trustee

Address: c/o M-III Partners, LP
130 West 42 Street
17th Floor
New York, 10036

INFRASTRUCTURE AND ENERGY ALTERNATIVES, LLC
By: /s/ Ian Schapiro
Name: Ian Schapiro
Title: Authorized Signatory
By: /s/ Peter Jonna
Name: Peter Jonna
Title: Authorized Signatory

Address: 333 South Grand Ave., 28th Floor
Los Angeles, CA 90071
OT POF IEA Preferred B Aggregator,
L.P.
By: OT POF IEA Preferred B Aggregator GP, LLC
Its: General Partner
By: Oaktree Power Opportunities Fund III Delaware, L.P.
Its: Managing Member
By: Oaktree Power Opportunities Fund III GP, L.P.
Its: General Partner
By: Oaktree Fund GP, LLC
Its: General Partner
By: Oaktree Fund GP I, L.P.
Its: Managing Member

By: /s/ Ian Schapiro
Name: Ian Schapiro
Title: Authorized Signatory
By: /s/ Peter Jonna
Name: Peter Jonna
Title: Authorized Signatory

Address: 333 South Grand Ave., 28th Floor
Los Angeles, CA 90071